Exhibit 99.1

NetApp Reports Second Quarter of Fiscal Year 2026 Results

Net revenues of $1.71 billion for the second quarter, an increase of 3% year-over-year;

Second quarter GAAP net income per share1 of $1.51 and record non-GAAP net income per share1 of $2.05

News Summary

•
NetApp hosted its annual customer conference, NetApp INSIGHT™, unveiling significant innovation for data, AI, cyber resilience, and cloud, strengthening its enterprise-grade data platform to fuel AI data factories
•
All-flash array revenue grew 9% year-over-year to $1.0 billion in the second quarter, for an annualized net revenue run rate2 of $4.1 billion
•
Public Cloud revenue of $171 million in the second quarter was driven by first-party and marketplace storage services, which grew 32% year-over-year
•
Billings3 of $1.65 billion in the second quarter grew 4% year-over-year, the eighth consecutive quarter of year-over-year growth
•
Record second quarter GAAP operating profit of $399 million; record non-GAAP operating profit3 of $530 million
•
Record second quarter GAAP operating margin of 23.4%; record non-GAAP operating margin3 of 31.1%
•
Returned $353 million to stockholders through share repurchases and cash dividends

SAN JOSE, Calif.—November 25, 2025—NetApp (NASDAQ: NTAP), the Intelligent Data Infrastructure company, today reported financial results for the second quarter of fiscal year 2026, which ended on October 24, 2025.

“Through strong execution and operational discipline, we delivered an outstanding second quarter with revenue growth driven by strong demand for our AI solutions, first-party and marketplace cloud storage services, and all-flash offerings,” said George Kurian, Chief Executive Officer. “Our close alignment with customers' key data initiatives has positioned us to capitalize on our significant competitive advantages. We remain confident that our visionary approach to a data-driven future will enable us to outpace market growth and capture additional market share.”

Second Quarter of Fiscal Year 2026 Financial Results

(In millions, except earnings per share and percentages)

GAAP Results
	Q2'FY26	Q2'FY25	% Change
Net revenues	$ 1,705	$ 1,658	3%
Hybrid Cloud segment revenue	$ 1,534	$ 1,490	3%
Public Cloud segment revenue	$ 171	$ 168	2%
Gross profit	$ 1,227	$ 1,177	4%
Net income	$ 305	$ 299	2%
Earnings per share	$ 1.51	$ 1.42	6%
Cash provided by operations	$ 127	$ 105	21%

Non-GAAP Results
	Q2'FY26	Q2'FY25	% Change
Billings	$ 1,646	$ 1,586	4%
Net revenues	$ 1,705	$ 1,658	3%
Hybrid Cloud segment revenue	$ 1,534	$ 1,490	3%
Public Cloud segment revenue	$ 171	$ 168	2%
Gross profit	$ 1,237	$ 1,194	4%
Net income	$ 415	$ 392	6%
Earnings per share	$ 2.05	$ 1.87	10%

Full reconciliations between GAAP and non-GAAP measures are provided below.

Constant Currency4 — Q2 Fiscal Year 2026 versus Q2 Fiscal Year 2025

•
In constant currency, year-over-year, net revenues increased by 2% and billings increased by 3%.
•
The year-over-year fluctuations of GAAP and non-GAAP net income presented in the tables above each include a favorable impact of approximately $14 million from foreign currency exchange rate changes.
•
The year-over-year fluctuations of GAAP and non-GAAP earnings per share presented in the tables above each include a favorable impact of approximately $0.07 from foreign currency exchange rate changes.

Third Quarter of Fiscal Year 2026 Financial Outlook

The Company provided the following financial guidance for the third quarter of fiscal year 2026:

Net revenues are expected to be in the range of:	$1.615 billion - $1.765 billion
	GAAP	Non-GAAP
Consolidated gross margins are expected to be in the range of:	71.3% - 72.3%	72.3% - 73.3%
Operating margins are expected to be in the range of:	24.5% - 25.5%	30.5% - 31.5%
Earnings per share is expected to be in the range of:	$1.52 - $1.62	$2.01 - $2.11

Full Fiscal Year 2026 Financial Outlook

The Company provided the following financial guidance for the full fiscal year 2026:

Net revenues are expected to be in the range of:	$6.625 billion - $6.875 billion
	GAAP	Non-GAAP
Consolidated gross margins are expected to be in the range of:	70.7% - 71.7%	71.7% - 72.7%
Operating margins are expected to be in the range of:	23.5% - 24.5%	29.5% - 30.5%
Earnings per share is expected to be in the range of:	$5.82 - $6.12	$7.75 - $8.05

Dividend

The next cash dividend of $0.52 per share is to be paid on January 21, 2026, to stockholders of record as of the close of business on January 2, 2026.

Second Quarter of Fiscal Year 2026 Business Highlights

Leading Product Innovation

•
NetApp launched NetApp AFX, a unified, AI-ready enterprise data platform that decouples performance and capacity, enabling organizations to operationalize and scale Al workflows at enterprise-scale.
•
NetApp unveiled NetApp AI Data Engine™, integrating NVIDIA accelerated computing to simplify, secure, and accelerate AI workloads across hybrid and multicloud environments with integrated data discovery, curation, guardrails, and vectorization for GenAI.
•
NetApp introduced NetApp Keystone™ Storage-as-a-Service (STaaS) for Enterprise Al, a flexible, consumption-based Al infrastructure solution powered by NetApp AFX architecture.
•
NetApp launched enhanced Ransomware Resilience capabilities, adding AI-powered data breach detection and isolated recovery environments to help enterprises proactively identify potential threats, prevent data exfiltration, and securely restore critical workloads.
•
NetApp announced StorageGRID™ 12.0, a scalable, software-defined object storage solution that helps organizations manage growing volumes of unstructured data while enhancing AI initiatives, strengthening data security, and modernizing data infrastructure.
•
NetApp released Trident™ 25.10, the latest version of its open-source Kubernetes storage orchestrator, introducing enhanced parallelism, automated volume failover, AI/ML workload integration with NetApp AFX, and customizable compute resources to boost scalability, performance, and resilience.
•
NetApp announced an expanded version of the NetApp Shift Toolkit, adding support for Red Hat OpenShift Virtualization, Proxmox, and Oracle Linux VM, enabling bidirectional migration between VMware and Hyper-V, and giving customers increased flexibility.
•
NetApp Backup and Recovery added support for Microsoft SQL Server, delivering scalable, application-consistent protection and extending NetApp SnapCenter™ capabilities as a service.
•
NetApp announced updates to NetApp Cloud Volumes, including enhanced I/O performance, and robust security features like VNet encryption of data in transit.

Customer and Partner Momentum

•
NetApp and Google Cloud enhanced Google Cloud NetApp Volumes with block storage, Gemini Enterprise integration for AI applications, and FlexCache™ to unify on-premises and cloud data for seamless hybrid cloud access and simplified migration.
•
Google Cloud NetApp Volumes announced support for block capabilities with Flex service level, offering unified storage via NAS (NFS/SMB) and SAN (iSCSI).
•
Amazon FSx for NetApp ONTAP announced support for Amazon Elastic VMware Service, enabling secure, efficient migration of VMware workloads to AWS with integrated data management, disaster recovery, and ransomware protection.
•
NetApp achieved AWS Competency Partner status, recognizing its proven technical expertise and customer success in delivering high-performance cloud storage and data management solutions on AWS.
•
Azure NetApp Files announced enhanced capabilities, including single file restore from backup, availability of short-term clones to reduce costs by avoiding full copy storage and minimizing operational overhead, and flexible service levels to allow customers to provision capacity pools by independently selecting storage capacity and throughput.
•
NetApp and Cisco announced a collaboration to integrate Cisco Nexus switches into NetApp AFX architecture, delivering AI-ready, enterprise-grade storage and networking for scalable, high-performance AI workloads.
•
NetApp and Red Hat expanded their collaboration to enhance hybrid cloud flexibility, accelerate VM migration with the NetApp Shift Toolkit, and strengthen virtualization through Trident integration, helping customers run containerized and VM workloads efficiently across environments.
•
NetApp, Equinix, Broadcom, and Kochasoft launched a managed service for SAP S/4HANA and legacy workloads on VMware Cloud Foundation, combining NetApp all-flash storage, Equinix secure infrastructure, and Broadcom private cloud technology to deliver resilient, high-performance, cost-efficient SAP environments.
•
Aston Martin Aramco Formula One™ Team announced that it runs entirely on NetApp storage, leveraging AI-ready infrastructure to accelerate simulations, optimize strategies, and enable rapid, data-driven decision making on the track.

Corporate News and Events

•
NetApp announced a multiyear partnership with the 49ers Foundation to deliver hands-on data science education to Bay Area high school students through the 49ers EDU Data Analytics Lesson Series, teaching practical skills in data storage, cloud, and cybersecurity.
•
NetApp released a global enterprise AI maturity study with IDC5, revealing that organizations investing in data readiness, protection, and scalable infrastructure realize the business impact from AI.

Awards and Recognition

•
NetApp was recognized as a Leader in the 2025 Gartner Magic Quadrant for Enterprise Storage Platforms for its strong Completeness of Vision and Ability to Execute, reflecting its innovation in Intelligent Data Infrastructure, AI integration, and cyber resilience.
•
NetApp was recognized as a Leader and Fast Mover in the GigaOm Radar for Object Storage 2025 for its strong performance in key features, business criteria, and innovation, ranking among the top vendors for both feature depth and forward-looking development.

•
NetApp was recognized as a Leader and Fast Mover in the GigaOm Radar for Globally Distributed File Systems 2025, ranking jointly second in overall business value for its mature hybrid cloud data fabric capabilities.
•
NetApp received a five-star rating in Newsweek’s America’s Greenest Companies 2025, recognized for measurable sustainability performance in emissions reduction, water management, and waste minimization.
•
CRN Asia named NetApp Highly Commended in the Infrastructure and Storage Vendor of the Year category at its inaugural Channel Awards Asia, recognizing the Company’s strong performance and success across the region.
•
NetApp won PQC Solution of the Year in the 2025 Cybersecurity Breakthrough Awards.
•
NetApp was awarded a Gold ranking by EcoVadis.
•
NetApp won Gold in the 2025 Merit Awards Technology Program, recognizing innovation and leadership in cloud services.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:30 p.m. Pacific Time today.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Third Quarter of Fiscal Year 2026 Financial Outlook section and the Full Fiscal Year 2026 Financial Outlook section, and statements about our business, economic and market outlook, financial guidance, our overall future prospects, demand for our AI solutions and other offerings, our ability to closely align with customers’ key data initiatives and capitalize on competitive advantages, our ability to outpace market growth and capture additional share, and our ability to deliver increasing results and value for our stakeholders. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, our ability to keep pace with the rapid industry, technological and market trends and changes in the markets in which we operate; our ability to execute our evolved cloud strategy and introduce and gain market acceptance for our products and services; our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions; global political, macroeconomic and market conditions, including inflation, fluctuating interest rates, tariffs, changes in trade policy, regulations, monetary policy shifts, recession risks, and foreign exchange volatility and the resulting impact on demand for our products; the impact of new or ongoing geopolitical conflicts and sanctions; adoption or changes to laws, regulations standards or policies affecting our operations, products, services, the storage industry, or AI usage; material cybersecurity and other security breaches; the impact of supply chain disruptions on our business operations, financial performance and results of operations; changes and related uncertainty in U.S. government spending or policy; changes in overall technology spending by our customers; revenue seasonality; changes in laws or regulations, including those relating to privacy, data protection and information security; the timing of orders and their fulfilment; and our ability to manage our gross profit margins, including managing component costs. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

2All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

3Refer to the “NetApp Usage of Non-GAAP Financial Information” section below for explanations of consolidated non-GAAP gross margins, non-GAAP operating profit, non-GAAP operating margins, non-GAAP net income, non-GAAP net income per share, free cash flow, and billings.

4Refer to the “Constant Currency” section below for an explanation of constant currency growth rates and the impact of foreign currency exchange rate changes on year-over-year fluctuations, as provided for certain financial measures.

5IDC InfoBrief, “Scaling Enterprise AI Responsibility: The Critical Role of Data Readiness and an Intelligent Data Infrastructure,” sponsored by NetApp, doc #US53841625, October 2025.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP gross margins, non-GAAP operating profit, non-GAAP operating margins, non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of its non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp’s management uses non-GAAP measures in making operating decisions because it believes that the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

NetApp believes that the presentation of non-GAAP gross margins, non-GAAP operating profit, non-GAAP operating margins, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP earnings per share data provides investors with supplemental metrics that assist in understanding current results and future prospects, earnings and profitability that are complementary to GAAP metrics. Each of these non-GAAP metrics is defined as the applicable GAAP metric adjusted to exclude the items defined in A through I below, as applicable, while our non-GAAP effective tax rate and non-GAAP net income also reflect a non-GAAP tax provision, as described in item J below, instead of our GAAP tax provision. Non-GAAP net income per share is computed as non-GAAP net income divided by the diluted number of shares for the applicable period.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

Non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer and/or lose control of assets to a third party. This is inclusive of third-party advisory, legal and other costs that result directly from and are essential to a sale transaction and that would not have been incurred had the decision to sell not been made. Management believes that these transactions do not reflect the results of our underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such non-recurring costs do not reflect the results of its underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

J. Income tax effects. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges or benefits that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges or benefits resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the

Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures. A detailed reconciliation of our non-GAAP to GAAP results can be found herein.

Constant Currency

In periods in which the impacts of foreign currency exchange rate changes are significant, NetApp presents certain constant currency growth rates or quantifies the impact of foreign currency exchange rate changes on year-over-year fluctuations, including for net revenues, billings, and earnings. This constant currency information assumes that the same foreign currency exchange rates that were in effect for the comparable prior-year period were used in translation of the current period results.

About NetApp

For more than three decades, NetApp has helped the world’s leading organizations navigate change – from the rise of enterprise storage to the intelligent era defined by data and AI. Today, NetApp is the Intelligent Data Infrastructure company, helping customers turn data into a catalyst for innovation, resilience, and growth.

At the heart of that infrastructure is the NetApp data platform – the unified, enterprise-grade, intelligent foundation that connects, protects, and activates data across every cloud, workload, and environment. Built on the proven power of NetApp ONTAP™, our leading data management software and OS, and enhanced by automation through the AI Data Engine and AFX, it delivers observability, resilience, and intelligence at scale.

Disaggregated by design, the NetApp data platform separates storage, services, and control so enterprises can modernize faster, scale efficiently, and innovate without lock-in. As the only enterprise storage platform natively embedded in the world’s largest clouds, it gives organizations the freedom to run any workload anywhere with consistent performance, governance, and protection.

With NetApp, data is always ready – ready to defend against threats, ready to power AI, and ready to drive the next breakthrough. That’s why the world’s most forward-thinking enterprises trust NetApp to turn intelligence into advantage.

Learn more at www.netapp.com or follow us on X, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 24, 2025	April 25, 2025
ASSETS

Current assets:
Cash, cash equivalents and investments	$3,014	$3,846
Accounts receivable	988	1,246
Inventories	127	186
Other current assets	525	573
Total current assets	4,654	5,851

Property and equipment, net	568	563
Goodwill and purchased intangible assets, net	2,762	2,766
Other non-current assets	1,646	1,643
Total assets	$9,630	$10,823

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$436	$511
Accrued expenses	890	1,122
Current portion of long-term debt	—	750
Short-term deferred revenue and financed unearned services revenue	2,144	2,279
Total current liabilities	3,470	4,662
Long-term debt	2,486	2,485
Other long-term liabilities	387	379
Long-term deferred revenue and financed unearned services revenue	2,301	2,257
Total liabilities	8,644	9,783

Stockholders' equity	986	1,040
Total liabilities and stockholders' equity	$9,630	$10,823

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 24, 2025	October 25, 2024	October 24, 2025	October 25, 2024
Revenues:
Product	$788	$768	$1,442	$1,437
Services	917	890	1,822	1,762
Net revenues	1,705	1,658	3,264	3,199

Cost of revenues:
Cost of product	321	307	623	576
Cost of services	157	174	316	348
Total cost of revenues	478	481	939	924
Gross profit	1,227	1,177	2,325	2,275

Operating expenses:
Sales and marketing	465	485	926	956
Research and development	251	257	493	509
General and administrative	89	77	173	152
Restructuring charges	23	12	25	29
Acquisition-related expense	—	1	—	2
Total operating expenses	828	832	1,617	1,648

Income from operations	399	345	708	627

Other (expense) income, net	(6)	15	(11)	32

Income before income taxes	393	360	697	659

Provision for income taxes	88	61	159	112

Net income	$305	$299	$538	$547

Net income per share:
Basic	$1.53	$1.47	$2.69	$2.67

Diluted	$1.51	$1.42	$2.66	$2.59

Shares used in net income per share calculations:
Basic	199	204	200	205

Diluted	202	210	202	211

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 24, 2025	October 25, 2024	October 24, 2025	October 25, 2024
Cash flows from operating activities:
Net income	$305	$299	$538	$547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52	63	103	126
Non-cash operating lease cost	10	11	21	21
Stock-based compensation	102	103	185	188
Deferred income taxes	10	(52)	19	(69)
Other items, net	29	54	75	35
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(205)	(197)	261	138
Inventories	6	(103)	60	(132)
Accounts payable	34	113	(73)	36
Accrued expenses	(37)	137	(277)	(84)
Deferred revenue and financed unearned services revenue	(59)	(72)	(107)	(164)
Long-term taxes payable	1	(95)	3	(91)
Changes in other operating assets and liabilities, net	(121)	(156)	(8)	(105)
Net cash provided by operating activities	127	105	800	446
Cash flows from investing activities:
Redemptions of investments, net	298	607	155	597
Purchases of property and equipment	(49)	(45)	(102)	(86)
Other investing activities, net	—	2	15	2
Net cash provided by investing activities	249	564	68	513
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	—	—	54	55
Payments for taxes related to net share settlement of stock awards	(30)	(35)	(87)	(132)
Repurchase of common stock	(250)	(300)	(550)	(700)
Repayments and extinguishment of debt	—	(400)	(750)	(400)
Dividends paid	(103)	(106)	(207)	(213)
Other financing activities, net	—	(1)	—	—
Net cash used in financing activities	(383)	(842)	(1,540)	(1,390)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	1	2	9

Net change in cash, cash equivalents and restricted cash	(12)	(172)	(670)	(422)
Cash, cash equivalents and restricted cash:
Beginning of period	2,091	1,659	2,749	1,909
End of period	$2,079	$1,487	$2,079	$1,487

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

Revenues by Segment
	Q2'FY26	Q2'FY25
Product	$788	$768
Support	647	635
Professional and Other Services	99	87
Hybrid Cloud Segment Net Revenues	1,534	1,490
Public Cloud Segment Net Revenues	171	168
Net Revenues	$1,705	$1,658

Gross Profit by Segment
	Q2'FY26	Q2'FY25
Product	$469	$463
Support	596	584
Professional and Other Services	30	23
Hybrid Cloud Segment Gross Profit	1,095	1,070
Public Cloud Segment Gross Profit	142	124
Total Segments Gross Profit	1,237	1,194

Amortization of Intangible Assets	(3)	(9)
Stock-based Compensation	(7)	(8)
Unallocated Cost of Revenues	(10)	(17)

Gross Profit	$1,227	$1,177

Gross Margin by Segment
	Q2'FY26	Q2'FY25
Product	59.5%	60.3%
Support	92.1%	92.0%
Professional and Other Services	30.3%	26.4%
Hybrid Cloud Segment Gross Margin	71.4%	71.8%
Public Cloud Segment Gross Margin	83.0%	73.8%

Geographic Mix
	% of Q2 FY'26	% of Q2 FY'25
	Revenue	Revenue
Americas	51%	52%
Americas Commercial	39%	38%
U.S. Public Sector*	12%	14%
EMEA	33%	33%
Asia Pacific	16%	15%

* U.S. Public Sector includes revenue from both 1) the U.S. federal government (“U.S. Fed”) and 2) U.S. state governments, local municipalities and education institutions (“U.S. SLED”).

Pathways Mix
	% of Q2 FY'26	% of Q2 FY'25
	Revenue	Revenue
Direct	23%	23%
Indirect	77%	77%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q2'FY26	Q2'FY25
Non-GAAP Income from Operations	$530	$475
% of Net Revenues	31.1%	28.6%
Non-GAAP Income before Income Taxes	$524	$493
Non-GAAP Effective Tax Rate	20.8%	20.5%

Non-GAAP Net Income
	Q2'FY26	Q2'FY25
Non-GAAP Net Income	$415	$392
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	202	210
Non-GAAP Net Income per Share, Diluted	$2.05	$1.87

Select Balance Sheet Items
	Q2'FY26	Q2'FY25
Deferred Revenue and Financed Unearned Services Revenue	$4,445	$4,100
DSO (days)	53	48
DPO (days)	83	105
Inventory Turns	15	6

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2'FY26	Q2'FY25
Net Cash Provided by Operating Activities	$127	$105
Purchases of Property and Equipment	$49	$45
Free Cash Flow	$78	$60
Free Cash Flow as % of Net Revenues	4.6%	3.6%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY26	Q2'FY25
NET INCOME	$305	$299
Adjustments:
Amortization of intangible assets	6	14
Stock-based compensation	102	103
Restructuring charges	23	12
Acquisition-related expense	—	1
Gains/losses on the sale or derecognition of assets	—	3
Income tax effects	(21)	(40)
NON-GAAP NET INCOME	$415	$392

COST OF REVENUES	$478	$481
Adjustments:
Amortization of intangible assets	(3)	(9)
Stock-based compensation	(7)	(8)
NON-GAAP COST OF REVENUES	$468	$464

COST OF PRODUCT REVENUES	$321	$307
Adjustments:
Stock-based compensation	(2)	(2)
NON-GAAP COST OF PRODUCT REVENUES	$319	$305

COST OF SERVICES REVENUES	$157	$174
Adjustments:
Amortization of intangible assets	(3)	(9)
Stock-based compensation	(5)	(6)
NON-GAAP COST OF SERVICES REVENUES	$149	$159

GROSS PROFIT	$1,227	$1,177
Adjustments:
Amortization of intangible assets	3	9
Stock-based compensation	7	8
NON-GAAP GROSS PROFIT	$1,237	$1,194

NETAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY26	Q2'FY25
SALES AND MARKETING EXPENSES	$465	$485
Adjustments:
Amortization of intangible assets	(3)	(5)
Stock-based compensation	(42)	(43)
NON-GAAP SALES AND MARKETING EXPENSES	$420	$437

RESEARCH AND DEVELOPMENT EXPENSES	$251	$257
Adjustments:
Stock-based compensation	(34)	(37)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$217	$220

GENERAL AND ADMINISTRATIVE EXPENSES	$89	$77
Adjustments:
Stock-based compensation	(19)	(15)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$70	$62

RESTRUCTURING CHARGES	$23	$12
Adjustments:
Restructuring charges	(23)	(12)
NON-GAAP RESTRUCTURING CHARGES	$—	$—

ACQUISITION-RELATED EXPENSE	$—	$1
Adjustments:
Acquisition-related expense	—	(1)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—

OPERATING EXPENSES	$828	$832
Adjustments:
Amortization of intangible assets	(3)	(5)
Stock-based compensation	(95)	(95)
Restructuring charges	(23)	(12)
Acquisition-related expense	—	(1)
NON-GAAP OPERATING EXPENSES	$707	$719

NETAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY26	Q2'FY25
INCOME FROM OPERATIONS	$399	$345
Adjustments:
Amortization of intangible assets	6	14
Stock-based compensation	102	103
Restructuring charges	23	12
Acquisition-related expense	—	1
NON-GAAP INCOME FROM OPERATIONS	$530	$475

OTHER INCOME (EXPENSE), NET	$(6)	$15
Adjustments:
Gains/losses on the sale or derecognition of assets	—	3
NON-GAAP OTHER INCOME (EXPENSE), NET	$(6)	$18

INCOME BEFORE INCOME TAXES	$393	$360
Adjustments:
Amortization of intangible assets	6	14
Stock-based compensation	102	103
Restructuring charges	23	12
Acquisition-related expense	—	1
Gains/losses on the sale or derecognition of assets	—	3
NON-GAAP INCOME BEFORE INCOME TAXES	$524	$493

PROVISION FOR INCOME TAXES	$88	$61
Adjustments:
Income tax effects	21	40
NON-GAAP PROVISION FOR INCOME TAXES	$109	$101

NET INCOME PER SHARE	$1.51	$1.42
Adjustments:
Amortization of intangible assets	0.03	0.07
Stock-based compensation	0.50	0.49
Restructuring charges	0.11	0.06
Gains/losses on the sale or derecognition of assets	—	0.01
Income tax effects	(0.10)	(0.19)
NON-GAAP NET INCOME PER SHARE	$2.05	$1.87

RECONCILIATION OF GAAP TO NON-GAAP
GROSS MARGIN
($ in millions)

	Q2'FY26	Q2'FY25
Gross margin-GAAP	72.0%	71.0%
Cost of revenues adjustments	0.6%	1.0%
Gross margin-Non-GAAP	72.6%	72.0%

GAAP cost of revenues	$478	$481
Cost of revenues adjustments:
Amortization of intangible assets	(3)	(9)
Stock-based compensation	(7)	(8)
Non-GAAP cost of revenues	$468	$464

Net revenues	$1,705	$1,658

RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY26	Q2'FY25
Product gross margin-GAAP	59.3%	60.0%
Cost of product revenues adjustments	0.2%	0.3%
Product gross margin-Non-GAAP	59.5%	60.3%

GAAP cost of product revenues	$321	$307
Cost of product revenues adjustments:
Stock-based compensation	(2)	(2)
Non-GAAP cost of product revenues	$319	$305

Product revenues	$788	$768

RECONCILIATION OF GAAP TO NON-GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q2'FY26	Q2'FY25
Services gross margin-GAAP	82.9%	80.4%
Cost of services revenues adjustments	0.9%	1.7%
Services gross margin-Non-GAAP	83.8%	82.1%

GAAP cost of services revenues	$157	$174
Cost of services revenues adjustments:
Amortization of intangible assets	(3)	(9)
Stock-based compensation	(5)	(6)
Non-GAAP cost of services revenues	$149	$159

Services revenues	$917	$890

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING MARGIN
($ in millions)

	Q2'FY26	Q2'FY25
Operating margin-GAAP	23.4%	20.8%
Adjustments	7.7%	7.8%
Operating margin-Non-GAAP	31.1%	28.6%

GAAP income from operations	$399	$345
Income from operations adjustments:
Amortization of intangible assets	6	14
Stock-based compensation	102	103
Restructuring charges	23	12
Acquisition-related expense	—	1
Non-GAAP income from operations	$530	$475

Net revenues	$1,705	$1,658

RECONCILIATION OF GAAP TO NON-GAAP
EFFECTIVE TAX RATE

	Q2'FY26	Q2'FY25
GAAP effective tax rate	22.4%	16.9%
Adjustments:
Income tax effects	(1.6)%	3.6%
Non-GAAP effective tax rate	20.8%	20.5%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY26	Q2'FY25
Net cash provided by operating activities	$127	$105
Purchases of property and equipment	(49)	(45)
Free cash flow	$78	$60

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q2'FY26	Q2'FY25
Net revenues	$1,705	$1,658
Change in deferred revenue and financed unearned services revenue*	(59)	(72)
Billings	$1,646	$1,586

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
THIRD QUARTER FISCAL 2026

Third Quarter
Fiscal 2026
Gross Margin - GAAP Guidance	71.3% - 72.3%
Adjustments:
Cost of revenues adjustments	1%
Gross Margin - Non-GAAP Guidance	72.3% - 73.3%

Third Quarter
Fiscal 2026
Operating Margin - GAAP Guidance	24.5% - 25.5%
Adjustments:
Stock-based compensation expense	6%
Operating Margin - Non-GAAP Guidance	30.5% - 31.5%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2026

Third Quarter
Fiscal 2026
GAAP Guidance - Net Income Per Share	$1.52 - $1.62

Adjustments of Specific Items to Net Income
Per Share for the Third Quarter Fiscal 2026:
Amortization of intangible assets	$0.02
Stock-based compensation expense	$0.51
Income tax effects	($0.04)
Total Adjustments	$0.49

Non-GAAP Guidance - Net Income Per Share	$2.01 - $2.11

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
FISCAL 2026

Fiscal 2026
Gross Margin - GAAP Guidance	70.7% - 71.7%
Adjustments:
Cost of revenues adjustments	1%
Gross Margin - Non-GAAP Guidance	71.7% - 72.7%

Fiscal 2026
Operating Margin - GAAP Guidance	23.5% - 24.5%
Adjustments:
Stock-based compensation expense	6%
Operating Margin - Non-GAAP Guidance	29.5% - 30.5%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF GAAP GUIDANCE TO NON-GAAP
EXPRESSED AS EARNINGS PER SHARE
FISCAL 2026

Fiscal 2026
GAAP Guidance - Net Income Per Share	$5.82 - $6.12

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2026:
Amortization of intangible assets	$0.11
Stock-based compensation expense	$1.92
Restructuring charges	$0.12
Income tax effects	($0.22)
Total Adjustments	$1.93

Non-GAAP Guidance - Net Income Per Share	$7.75 - $8.05

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Kenya Hayes

1 703 589 7595

kenya.hayes@netapp.com

(Investors)

Kris Newton

1 408 822 3312

kris.newton@netapp.com